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                                                                     Exhibit 5.1
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                [Wilson Sonsini Goodrich and Rosati Letterhead]



                                August 8, 2000

Resonate Inc.
385 Moffet Park Drive
Sunnyvale, CA 94089

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 8, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of: 3,986,858 shares of Common Stock reserved for issuance under the Resonate Inc. 1996 Stock Plan; 3,200,000 shares of Common Stock reserved for issuance under the Resonate Inc. 2000 Stock Plan; and 1,000,000 shares of Common Stock reserved for issuance under the Resonate Inc. 2000 Employee Stock Purchase Plan (collectively referred to as the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Plans.

     It is our opinion that, when issued and sold in the respective manners referred to in the Plans, and pursuant to the agreements which accompany the Plans, the Common Stock issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the General Instructions to Form S-8 under the Securities Act with respect to the Registration Statement.


                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation

                              /s/WILSON SONSINI GOODRICH & ROSATI, P.C.